EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Tenax Therapeutics, Inc. and Subsidiary, formerly Oxygen Biotherapeutics, Inc. (the “Company”), of our report dated July 29, 2014, relating to the consolidated financial statements as of and for the two years ended April 30, 2014 and 2013, which appear in the Company’s annual report on Form 10-K and incorporated by reference herein.

February 23, 2015	By:	/s/ Cherry Bekaert LLP
Raleigh, North Carolina